                                                                    Exhibit 10.2

                          AMENDMENT NO. 1 TO THE SECOND
                          AMENDMENT AND RESTATEMENT OF
                           WYNDHAM INTERNATIONAL, INC.
                               1997 INCENTIVE PLAN

     This Amendment No. 1 (this "Amendment") to the Second Amendment and Restatement of Wyndham International, Inc. 1997 Incentive Plan (the "Plan") hereby amends the Plan, effective as of January 7, 2002, in the following respects:

     1. Section 5.01 of the Plan is hereby amended and restated in its entirety to read as follows:

     "5.01 Shares Issued. Subject to adjustment as provided in Section 12.01,
           -------------
the aggregate number of shares of Stock available from time to time for all Awards under this Plan shall be such aggregate number of shares as does not exceed 10% of the shares of Stock actually outstanding, which figure shall be calculated on a "fully diluted basis." For purposes of this Section 5.01, "fully diluted basis" shall mean the assumed conversion into shares of Stock of all outstanding shares of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, the assumed exercise of all outstanding options to acquire shares of Stock and the assumed conversion into shares of Stock of all units of partnership interest in Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. that are subject to redemption. For purposes of this limitation, if any portion of an Award is forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated, the shares of Stock underlying such portion of the Award shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, no reduction in the number of shares of Stock actually outstanding (as calculated on a fully diluted basis) shall affect the validity of any Awards previously granted under this Plan or affect the validity of or restrict the issuance of shares of Stock pursuant to Awards previously granted under this Plan. Notwithstanding the foregoing, the maximum number of shares of Stock for which Restricted Unit Awards, Share Awards and Deferred Unit Awards may be granted under this Plan during the term of the Plan shall not exceed 48.5% of the shares of Stock issuable under the Plan, and the maximum number of shares of Stock with respect to which Awards may be granted during any calendar year period to any Participant shall not exceed 1,500,000 shares, subject to adjustment as provided in Section 12.01.

     Shares of Stock to be delivered under the Plan shall be made available by the Company from authorized and unissued shares of Stock issued by the Company directly to the holder."

     2. As amended by the foregoing, the Plan shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned officer has executed this Amendment to be effective as of the date set forth above.

                                    WYNDHAM INTERNATIONAL, INC.

                                    By:/s/ MARK CHLOUPEK
                                       -----------------------------------------
                                       Name:   Mark Chloupek
                                            ------------------------------------
                                       Title:  Vice President and Secretary
                                             -----------------------------------